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                                                                    EXHIBIT 21.2

                         SUBSIDIARIES OF THE REGISTRANT

The table below lists DDi Capital Corp.'s consolidated subsidiaries. The ownership of these entities is as follows:


                                             Jurisdiction of
Name                                         Organization       Ownership
----                                         ---------------    ---------
Dynamic Details, Incorporated                California         100% directly owned by DDi Capital Corp.

DDi Sales Corp.                              Delaware           100% directly owned by Dynamic Details, Incorporated

Dynamic Details Design, L.L.C.               Delaware           100% directly owned by DDi Sales Corp.

DCI/Design Plus, LLC                         Delaware           100% directly owned by DDi Sales Corp.

DDJ, Inc. (Kabushiki Kaisha DDJ)             Japan              100% directly owned by DDi Sales Corp.

Dynamic Details Engineering Services, LLC    Delaware           100% directly owned by DDi Sales Corp.

Dynamic Details Incorporated, Virginia       Delaware           100% directly owned by Dynamic Details, Incorporated

DDi Canada Acquisition Corp.                 Ontario, Canada    100% directly owned by Dynamic Details, Incorporated

Dynamic Details Canada, Inc.                 Ontario, Canada    100% directly owned by DDi Canada Acquisition Corp.

Laminate Technology Corp.                    Delaware           100% directly owned by Dynamic Details, Incorporated

Dynamic Details Incorporated, Silicon        Delaware           100% directly owned by Dynamic Details, Incorporated
Valley

Details Global Sales, Inc.                   Virgin Islands     100% directly owned by Dynamic Details, Incorporated

Dynamic Details Incorporated, Colorado       Colorado           100% directly owned by Dynamic Details, Incorporated
Springs

DDi L.L.C.                                   Delaware           100% directly owned by Dynamic Details, Incorporated

DDi-Texas Intermediate Holdings, L.L.C.      Delaware           100% directly owned by Dynamic Details Texas Holding Corp.

DDi-Texas Intermediate Partners, L.L.C.      Delaware           100% directly owned by Dynamic Details Texas Holding Corp.

Dynamic Details Texas, L.P.                  Delaware           100% indirectly owned by Dynamic Details Texas Holding Corp.

Dynamic Details Incorporated, Texas          Delaware           100% directly owned by Dynamic Details Incorporated, Silicon Valley

DDi-Texas Intermediate Holdings II, L.L.C.   Delaware           100% directly owned by Dynamic Details Incorporated, Texas

DDi-Texas Intermediate Partners II, L.L.C.   Delaware           100% directly owned by Dynamic Details Incorporated, Texas

Dynamic Details, L.P.                        Delaware           100% indirectly owned by Dynamic Details Incorporated, Texas
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